UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2012

HENNESSY ADVISORS, INC.

(Exact name of registrant as specified in its charter)

California	000-49872	68-0176227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Redwood Blvd., Suite 200 Novato, California		94945
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (415) 899-1555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 26, 2012, Hennessy Advisors, Inc. (“Hennessy Advisors”) completed its acquisition (the “Acquisition”) of certain assets of FBR Fund Advisers, Inc. (“FBR”) that relate to the management of the entire family of ten FBR funds (the “FBR Funds”). The Acquisition was consummated in accordance with the terms and conditions of the previously announced Asset Purchase Agreement (the “Purchase Agreement”), dated as of June 6, 2012, between Hennessy Advisors and FBR.

At the closing of the Acquisition, Hennessy Advisors paid a total of $19.7 million, of which $3.4 million was paid from cash and the remaining $16.3 million was funded by an amendment to our existing bank loan, bringing the total loan balance to $18.4 million. The payment was based on total assets under management for each of the FBR Funds as of October 25, 2012, an amount constituting sixty percent of the total purchase price. In accordance with the Purchase Agreement, Hennessy Advisors will make a subsequent payment upon the first anniversary of closing constituting the remaining forty percent of the purchase price. We are unable to estimate the subsequent payment, as it will be calculated on total assets under management as of October 25, 2013.

A description of the principal terms of the Acquisition is incorporated by reference herein from Exhibits 2.1 and 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 8, 2012.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release

The required financial statements of the FBR Funds will be filed by amendment to this Current Report on Form 8-K not later than January 11, 2013.

The required pro forma financial information will be filed by amendment to this Current Report on Form 8-K not later than January 11, 2013.

signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENNESSY ADVISORS, INC.

October 29, 2012	By:	/s/ Neil J. Hennessy
Neil J. Hennessy President

HENNESSY ADVISORS, INC.

Exhibit Index to Current Report on Form 8-K dated October 26, 2012

Exhibit	Description
99.1	Press Release

The required financial statements of the FBR Funds will be filed by amendment to this Current Report on Form 8-K not later than January 11, 2013.

The required pro forma financial information will be filed by amendment to this Current Report on Form 8-K not later than January 11, 2013.